UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

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GOLDEN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6595 S. Jones Boulevard

Las Vegas, Nevada 89118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 13, 2017

To the Shareholders of Golden Entertainment, Inc.:

You are cordially invited to attend the 2017 annual meeting of shareholders of Golden Entertainment, Inc. (“Annual Meeting”) to be held at Sierra Gold located at 6515 S. Jones Boulevard, Las Vegas, Nevada 89118 at 2:00 p.m. Pacific Time on June 13, 2017, for the following purposes:

1.

To elect the following seven director nominees to hold office until our next annual meeting of shareholders or until their successors have been elected and qualified: Blake L. Sartini, Lyle A. Berman, Timothy J. Cope, Mark A. Lipparelli, Robert L. Miodunski, Neil I. Sell and Terrence L. Wright;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	To ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017; and
4.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only shareholders of record at the close of business on April 18, 2017, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the Annual Meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other financial institution, you must provide your broker, bank or financial institution with instructions on how to vote your shares.

By Order of the Board of Directors

Blake L. Sartini Chairman of the Board, President and Chief Executive Officer

April 28, 2017

GOLDEN ENTERTAINMENT, INC.

6595 S. Jones Boulevard

Las Vegas, Nevada 89118

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

June 13, 2017

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Golden Entertainment, Inc. to be used at our 2017 annual meeting of shareholders (“Annual Meeting”) to be held at Sierra Gold located at 6515 S. Jones Boulevard, Las Vegas, Nevada 89118 at 2:00 p.m. Pacific Time on Tuesday, June 13, 2017, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this proxy statement and the accompanying proxy is first being furnished or sent to our shareholders of record entitled to vote at the Annual Meeting is on or about May 1, 2017. As used in this proxy statement, the terms “Golden” “we,” “us,” “our,” “ours” and the “Company” refer to Golden Entertainment, Inc. and its wholly owned subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2017:

The proxy materials for the Annual Meeting, including this proxy statement and our 2016 annual report to shareholders, are available over the internet at http://materials.proxyvote.com/381013.

GENERAL INFORMATION

ABOUT THE ANNUAL MEETING AND VOTING

You are being sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. All shareholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card so that it is received by 11:59 p.m. Eastern Time the day before the meeting date.

Only shareholders of record at the close of business on April 18, 2017 (the “Record Date” for the Annual Meeting) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 22,251,472 shares of our common stock outstanding at the close of business on the Record Date, which is the only class of our capital stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote upon each matter to be presented at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank or other nominee, your shares are held in “street name” and the organization holding your shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

You are entitled to attend the Annual Meeting or any adjournments or postponements thereof only if you were a Golden shareholder at the close of business on the Record Date or if you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by shareholders. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Generally, a “broker non-vote” occurs when your shares are held by a broker, bank or other nominee and are not voted with respect to a particular proposal because the organization that holds your shares has discretionary voting power with respect to routine matters but cannot vote on non-routine matters. Only the proposal for the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017 will be considered a routine matter under applicable rules. Therefore, unless you provide voting instructions to the broker, bank or other nominee holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Broker non-votes will be counted for the purpose of determining whether a quorum is present, but will not be counted as shares entitled to vote and will therefore have no effect on the result of any vote. Please vote your proxy or provide voting instructions to the broker, bank or other nominee holding your shares so your vote on these matters will be counted.

Abstentions will be counted for the purpose of determining whether a quorum is present, but will not be counted as votes cast on any matter, and thus, for all proposals other than the election of directors, abstentions will have the same effect as a negative vote.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement, “FOR” the non-binding advisory vote on the compensation of our named executive officers and “FOR” the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card will not affect your right to attend the Annual Meeting or vote your shares in person. If you complete, sign and submit your proxy card, the persons named as proxies will vote your shares in accordance with your instructions. If you sign and submit a proxy card but do not fill out the voting instructions on the proxy card, your shares will be voted as recommended by our Board of Directors. If any other matters are properly presented for voting at the Annual Meeting, or any adjournments or postponements of the Annual Meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote your shares in accordance with their best judgment. As of the date of this proxy statement, we have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

You may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to our Secretary at our principal executive offices at Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Secretary, or (3) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

ELECTION OF DIRECTORS

(Proposal One)

Our Board of Directors currently consists of seven directors. All of the current directors have been nominated by our Board of Directors for re-election at the Annual Meeting. If elected, each nominee will hold office until the earliest of (a) our next annual meeting of shareholders, (b) his successor has been elected and qualified, or (c) his resignation, death or removal. All nominees have consented to be named and have indicated their intention to serve as members of our Board of Directors, if elected. In accordance with our Fifth Amended and Restated Bylaws, our Board of Directors has set the number of members constituting our Board of Directors at seven.

All of our nominees bring significant leadership, expertise and diverse backgrounds and perspectives to our Board of Directors as a result of their professional experience and service as executives and/or board members of other companies. The process undertaken by our Corporate Governance Committee in recommending director candidates is described below and under “Corporate Governance — Shareholders’ Agreement” and “Corporate Governance — Standing Committees — Corporate Governance Committee.”

The nominations by the Board of Directors were also made in accordance with certain agreements to which Golden is a party regarding director nominations. In January 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sartini Gaming, Inc. (“Sartini Gaming”), The Blake L. Sartini and Delise F. Sartini Family Trust (the “Sartini Trust”), and LG Acquisition Corporation (“Merger Sub”), in connection with our acquisition of Sartini Gaming through the merger of Merger Sub with and into Sartini Gaming, with Sartini Gaming surviving as a wholly owned subsidiary of Golden (the “Merger”). Under the Merger Agreement, we agreed to cause each of the directors initially appointed pursuant to the Merger Agreement (or their respective replacements designated by the Sartini Trust and/or by Mr. Lyle Berman (on behalf of the Company), as applicable) to be re-nominated for election to the Board of Directors of the Company at each annual meeting of shareholders that occurs during the 36 months following the Merger. Also, in connection with the Merger Agreement, in January 2015 we entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with the Sartini Trust, Mr. Berman, and certain other shareholders affiliated with Mr. Berman or that are trusts for which director Neil Sell serves as trustee, with respect to representation on the Board of Directors of the Company for a period of three years following the Merger, including nomination of certain individuals designated by the Sartini Trust and/or by Mr. Berman (on behalf of the Company). See “Corporate Governance — Shareholders’ Agreement” below for additional information regarding these arrangements and the respective designations thereunder.

Set forth below is biographical information for each person nominated as a director, including a description of certain experience, qualifications and skills that led our Corporate Governance Committee and our Board of Directors to determine that these individuals should serve as our directors.

Name and Age of Director	Biographical Information	Director Since

Blake L. Sartini Age 58

Mr. Sartini joined Golden as Chairman of the Board, President and Chief Executive Officer in July 2015 in connection with our acquisition of Sartini Gaming through the Merger. Prior to the Merger, Mr. Sartini served as the President and Chief Executive Officer of Sartini Gaming from its formation in January 2012, and as the founder and Chief Executive Officer of Golden Gaming, LLC (“Golden Gaming”), which he established in 2001.  Prior to Golden Gaming, Mr. Sartini served in various management and executive positions with Stations Casinos, Inc. (“Station Casinos”) from 1985 to 2001, including as Executive Vice President and Chief Operating Officer upon the company’s public offering in 1993. Additionally, he served as a director of Station Casinos from 1993 until 2001.  In 1986, Mr. Sartini founded Southwest Services, Inc. (the predecessor to Golden Gaming) and served as its President beginning in 1993. Before joining Station Casinos, he held key operational positions with the El Cortez Hotel and Casino, as well as the Barbary Coast Hotel and Casino. Mr. Sartini is a member of the University of Nevada, Las Vegas Foundation’s Board of Trustees and was appointed to the Nevada Gaming Policy Committee in March 2014 by Governor Sandoval. Mr. Sartini received a bachelor of science degree in business administration from the University of Nevada, Las Vegas.  Mr. Sartini’s position as our Chairman, President and Chief Executive Officer, together with his deep knowledge of our business as a founder of Golden Gaming and his extensive executive management and industry experience gained over more than 30 years in the gaming industry, makes him a highly qualified and valuable member of our Board of Directors.

2015

Lyle A. Berman Age 75

Mr. Berman previously served as the Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. (now known as Golden) from its formation in December 1998 until the Merger in July 2015, and as Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Lakes Entertainment, Inc.) from October 1991 through December 1998. Mr. Berman also served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000. Mr. Berman served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from its inception in February 2002 until July 2013. Mr. Berman also served as a director of PokerTek, Inc. from January 2005 until October 2014, including serving as Chairman of the Board from January 2005 until October 2011. We believe Mr. Berman’s qualifications to sit on our Board of Directors include his over 30 years of experience in the casino industry, including serving as our Chairman and Chief Executive Officer between 1998 and July 2015, his extensive executive management experience, and his particular strengths in strategic operations and strategy, food and beverage, and retail sales.

1998

Name and Age of Director	Biographical Information	Director Since

Timothy J. Cope Age 65

Mr. Cope previously served as President of Lakes Entertainment, Inc. (now known as Golden) from May 2003, and as the Chief Financial Officer and Treasurer since its formation in December 1998, until the Merger in July 2015. From 1993 through December 1998, Mr. Cope served as the Executive Vice President, Chief Financial Officer and a director of Grand Casinos, Inc. (the predecessor to Lakes Entertainment, Inc.). From March 2002 through May 2009, Mr. Cope served as a director of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.).  Mr. Cope is a Certified Public Accountant (retired) and holds a bachelor of science degree in business administration from the University of Nevada, Reno. In addition, Mr. Cope holds certificates in computer programming and industrial engineering. We believe Mr. Cope’s qualifications to sit on our Board of Directors include over 30 years of experience in the casino industry (including more than 15 years as an officer of Golden), as well as his extensive experience in corporate finance, strategic planning, public company financial reporting and gaming operations.

1998

Mark A. Lipparelli Age 51

Mr. Lipparelli currently serves as the Chief Executive Officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on various Senate committees.  Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada State Gaming Control Board. Mr. Lipparelli is a Board Trustee Emeritus of the University of Nevada Foundation, Board Member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a bachelor’s degree in finance (1987) and a master’s degree in economics (1993) from the University of Nevada, Reno. We believe Mr. Lipparelli’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of Gioco Ventures from 2007 until the present, and various executive management positions at Bally Technologies, Inc. between 2002 and 2007), his legislative experience with the State Senate and past roles with the Nevada State Gaming Control Board.

2015

Name and Age of Director	Biographical Information	Director Since

Robert L. Miodunski Age 66

Mr. Miodunski served as the Chief Executive Officer of American Gaming Systems from 2010 until its acquisition by Apollo Entertainment in late 2014. Between 2004 and 2010, Mr. Miodunski served as a consultant to Bally Technologies, Inc. From 1994 through 2004, Mr. Miodunski served in various management and executive positions with Alliance Gaming Corporation, a supplier of gaming machines listed on the NYSE, including as Chief Executive Officer from 2001, a director from 2000 and President of United Coin (a route operator) from 1994 to 1999.  Mr. Miodunski has served on the Board of Directors and as Chair of the Compensation Committee of Poydras Gaming Finance Corp., a provider of equipment-based finance solutions for regional, mid-sized casinos listed on the TSVX, since April 2015. From 2005 to 2008, Mr. Miodunski served on the Board of Directors of Elixir Gaming Technologies, Inc., a gaming company listed on the NYSE. Mr. Miodunski received a bachelor’s degree in mechanical engineering from the University of Missouri and an MBA from the University of Dallas. We believe Mr. Miodunski’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of American Gaming Systems and of Alliance Gaming Corporation), his service as a director of other public gaming companies, and his extensive executive and consulting experience with public gaming companies.

2015

Neil I. Sell Age 75

Mr. Sell has served as a director of Lakes Entertainment, Inc. (now known as Golden) since its formation in December 1998, and previously served as a director of Grand Casinos, Inc. (the predecessor to Lakes Entertainment, Inc.) from October 1991 through December 1998. Mr. Sell has been practicing law at the firm of Maslon Edelman Borman & Brand, LLP in Minneapolis, Minnesota since 1968 and is a licensed Certified Public Accountant. Mr. Sell previously served on the Board of Directors of each of Rykoff-Sexton, Inc. and JP Foodservice, Inc., each of which was listed on the NYSE. We believe Mr. Sell’s qualifications to sit on our Board of Directors include his over 40 years of practicing law representing various public companies, combined with his extensive experience in corporate legal and corporate governance matters.

1998

Terrence L. Wright Age 67

Mr. Wright serves as Chairman of the Board and majority owner of Westcor Land Title Insurance Company, a company he founded in 1991 and which is licensed to issue policies of title insurance throughout the United States. Mr. Wright serves on the Board of Directors of Southwest Gas Corporation (NYSE:SWX), is an emeritus member of and past Chairman of the University of Nevada Las Vegas Foundation Board and is the past Chairman for the Nevada Development Authority, the Nevada Land Title Association and the Nevada Chapter of the Young Presidents’ Organization. He has also served as Board member for the Las Vegas Monorail, Pioneer Citizens Bank, First Interstate Bank, Service First Bank of Nevada and the Boy Scouts of America. Mr. Wright received a bachelor’s degree in business administration and a juris doctor from DePaul University, Chicago, and is a member of the California and Illinois bar associations. We believe Mr. Wright’s qualifications to sit on our Board of Directors include his business and leadership experience (including serving as Chairman of the Board of Westcor Land Title Insurance Company), his service as a director of other public companies, and his familiarity with the residential and commercial real estate markets in which we operate.

2015

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose.

The Board of Directors recommends that you vote “FOR” the election of all nominees for the Board of Directors named above.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of seven members and has the following three standing committees:  the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The membership and functions of each standing committee are described below.  Each standing committee operates under a written charter which, along with our Code of Business Conduct and Ethics, can be found on the Governance section of our website at www.goldenent.com/investors/governance.  The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with Securities and Exchange Commission (the “SEC”).  In addition, the Board of Directors has formed a Compliance Committee and a Special Committee, the membership and functions of which are described below.

On July 31, 2015, in connection with the Merger and in accordance with the Merger Agreement, we increased the number of directors serving on our Board of Directors from five to seven; Larry C. Barenbaum and Ray M. Moberg resigned from our Board of Directors and as members of our standing committees; Lyle A. Berman resigned as our Chairman of the Board and Chief Executive Officer (but remained as a director); Timothy J. Cope resigned as our President, Chief Financial Officer and Treasurer (but remained as a director); Blake L. Sartini was appointed as Chairman of the Board, President and Chief Executive Officer; Mark A. Lipparelli, Robert L. Miodunski and Terrence L. Wright were each appointed as a director; and Neil I. Sell continued as a director.

Shareholders’ Agreement

In connection with the Merger Agreement, and as an inducement to Sartini Gaming’s and the Sartini Trust’s willingness to enter into the Merger Agreement, in January 2015 we entered into the Shareholders’ Agreement with the Sartini Trust, Mr. Berman and certain other shareholders affiliated with Mr. Berman or that are trusts for which director Neil Sell serves as trustee, with respect to representation on the Board of Directors of the Company after consummation of the Merger and certain related matters. Under the Shareholders’ Agreement, we agreed to appoint those directors designated for initial appointment or for continuation on the Board of Directors at the closing of the Merger and, for a period of three years following the Merger, to nominate certain director designees for election to the Board of Directors. The director designees to be nominated are:

•

three individuals designated by Mr. Berman (on behalf of the Company), at least one of whom must be “Independent” under NASDAQ Marketplace Rules and one of whom is to be Timothy Cope, for so long as he is willing and able to be so designated. In the event that Mr. Berman is unwilling or unable to provide designees, these directors will be designated by our Corporate Governance Committee;

•	three individuals designated by the Sartini Trust, at least two of whom must be “Independent” under NASDAQ Marketplace Rules; and
•	one individual jointly designated by Mr. Berman and the Sartini Trust.

We also agreed to use commercially reasonable efforts to fill any vacancies on the Board of Directors with another designee designated by the applicable designating party. Further, we agreed that, subject to applicable law or NASDAQ rules, we will cause Blake Sartini, to the extent that he is a director of the Company, to serve as Chairman of the Board. For a period of three years following the Merger, each of the Sartini Trust and the shareholders who are parties to the Shareholders’ Agreement have agreed to vote any shares of Golden common stock held by them in favor of the foregoing director designees and have further provided irrevocable proxies to the Company with respect to the foregoing director elections. Further, the parties to the Shareholders’ Agreement have agreed, with certain exceptions, not to transfer, proxy, enter into voting agreements, or otherwise take actions which may interfere with their ability to comply with their obligations under the Shareholders’ Agreement.

Pursuant to the Shareholders’ Agreement and the Merger Agreement, Messrs. Sartini, Miodunski and Wright were designated by the Sartini Trust for initial appointment to the Board of Directors in connection with the Merger and for re-election at the Annual Meeting. Messrs. Berman, Cope and Sell were designated by the Board of Directors to continue as directors following the Merger and by Mr. Berman for re-election at the Annual Meeting. Mr. Lipparelli was designated jointly by Mr. Berman and the Sartini Trust for initial appointment to the Board of Directors in connection with the Merger and for re-election at the Annual Meeting.

Board Meetings

During the year ended December 31, 2016, our Board of Directors held eight meetings, including telephonic meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served. The independent directors met without management present at three of the regular quarterly meetings of the Board of Directors in 2016.

Director Attendance at Annual Meetings of Shareholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of shareholders, we encourage our Board members to attend such meetings.  All of our directors attended last year’s annual meeting of shareholders held on June 13, 2016.

Director Independence

Our Board of Directors affirmatively determined that each member of our Board of Directors is an independent director, as defined by the NASDAQ Stock Market listing standards, other than Messrs. Sartini, Berman and Cope. Mr. Sartini is not considered independent because he is employed by Golden as our President and Chief Executive Officer. Messrs. Berman and Cope are not considered independent because they were each employed by the Company within the past three years.

Board Leadership Structure

Blake L. Sartini, our President and Chief Executive Officer, also serves as the Chairman of our Board of Directors. Under the Merger Agreement, we agreed that Mr. Sartini (or, if Mr. Sartini is unable or unwilling to serve in such position, then such other member of our Board of Directors as may be designated by the Sartini Trust) will serve as Chairman of the Board of Directors for a period of at least three years following the Merger. In addition, our Board of Directors has considered this leadership structure and believes it currently provides the most efficient and effective leadership model for Golden by enhancing both the Chairman’s and the President and Chief Executive Officer’s ability to provide clear insight and direction of business strategies and plans to both our Board of Directors and management. Our Board of Directors believes that a single person, acting in the capacities of Chairman as well as President and Chief Executive Officer, promotes unity of vision and leadership, which allows for a single, clear focus for management to execute the Company’s business strategies and plans. Our Board of Directors has not appointed a lead independent director.

Ability of Shareholders to Communicate with our Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of the Audit Committee in care of our Secretary at our corporate office address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Corporate Governance Committee in care of our Secretary at our corporate office address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our corporate office address. All such shareholder communications will be forwarded to the applicable director(s), unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Golden or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Standing Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee

Our Audit Committee currently consists of Mr. Lipparelli (Chair), Mr. Sell and Mr. Wright. Each member of the Audit Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. Our Board of Directors has determined that Mr. Lipparelli qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on February 9, 2016. The primary duties and responsibilities of the Audit Committee are to (1) serve as an independent and objective party to monitor our financial reporting process and internal control system, (2) review and appraise the audit performed by our independent auditors, who report directly to the Committee, and (3) provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires the Audit Committee (or designated members of the Audit Committee) to review and pre-approve the annual engagement letter and the performance of all audit and non-audit accounting services to be performed by our independent registered public accounting firm (independent auditors), other than certain de minimis exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviews the independence of our independent auditors and is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The responsibilities and activities of the Audit Committee are described in greater detail in the report included in this proxy statement under the caption “Report of the Audit Committee.”

The Audit Committee held 13 meetings during the year ended December 31, 2016. The Audit Committee also held executive sessions on several occasions during the year with company management not present.

Compensation Committee

Our Compensation Committee currently consists of Mr. Miodunski (Chair), Mr. Lipparelli and Mr. Sell. Each member of the Compensation Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. All members of our Compensation Committee are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as defined by regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors on February 9, 2016. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our executive officers. The Compensation Committee also administers our incentive compensation plans, including our 2015 Incentive Award Plan (the “2015 Plan”). Under the Compensation Committee charter, the President has been delegated the authority to grant awards under the Company’s equity compensation plans to persons who are not serving as executive officers or vice presidents of the Company nor deemed to be a “named executive officer” of the Company within the meaning of SEC rules and regulations, provided that no such award for any one individual may exceed 10,000 shares and all such awards may not exceed 100,000 shares in the aggregate, in each case without the prior approval of the Compensation Committee. Under the 2015 Plan, the Compensation Committee may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of executive officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. Golden will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors hired by the Compensation Committee.

The Compensation Committee held 12 meetings during the year ended December 31, 2016. Our President and Chief Executive Officer does not participate in deliberations concerning, and was not present for the vote on, his compensation arrangements. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee currently consists of Mr. Wright (Chair), Mr. Miodunski and Mr. Sell. Each member of the Corporate Governance Committee is an independent director, as defined by the NASDAQ Stock Market listing standards.

The Corporate Governance Committee operates under a written amended and restated charter adopted by the Board of Directors on February 9, 2016. The primary role of the Corporate Governance Committee is to (1) review and periodically reassess the overall corporate governance guidelines and policies for Golden, (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, organization, function and needs of the Board of Directors, including establishing criteria for Board of Directors membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board of Directors positions, and (3) annually recommending a slate of nominees to the Board of Directors to be considered for election or re-election at the Company’s annual meeting of shareholders. Notably, the Corporate Governance Committee’s responsibilities are subject in all respects to, and must be performed consistent with, the Company’s obligations regarding director nominations under the Merger Agreement and the Shareholders’ Agreement.

Subject to the requirements under the Merger Agreement and the Shareholders’ Agreement, the Corporate Governance Committee will review director candidates and present qualified candidates to the full Board of Directors for nomination. Qualified candidates will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. Additionally, the Board of Directors will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board of Directors membership. If the Corporate Governance Committee approves a new candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Corporate Governance Committee, along with our President and Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the new candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume fiduciary responsibility.

Subject to the requirements under the Merger Agreement and the Shareholders’ Agreement, recommendations for candidates to be considered for election to the Board of Directors at our annual shareholder meetings may be submitted to the Corporate Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Corporate Governance Committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Corporate Governance Committee, in care of our Secretary at our corporate office address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;
•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s Annual Meeting;
•

A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume or biographical information detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board of Directors position;
•

Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

The Corporate Governance Committee held four meetings during the year ended December 31, 2016.

Compliance Committee

Our Compliance Committee currently consists of:  Mr. Lipparelli (Chair), Mr. Cope and Mr. Wright (each of whom is a director of the Golden); Sean T. Higgins, our Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs; and Mr. Tom Jingoli, a gaming industry executive who is an independent, non-employee member of our Compliance Committee.

The Compliance Committee was formed by the Board of Directors and operates under a written charter adopted by the Board of Directors on June 13, 2016.  Previously, our compliance committee was an administrative committee established and operated by our management in accordance with applicable gaming laws.  The primary purpose of the Compliance Committee is to oversee the proper implementation of our Gaming Compliance and Reporting Plan (the “Compliance Plan”) that is required by our order of registration with the Nevada Gaming Commission.  Among other things, the role of the Compliance Committee is to:  (1) ensure the effective implementation of the Compliance Plan; (2) review and reassess periodically the adequacy of the Compliance Plan and the applicable reporting system utilized by our corporate compliance officer, and recommend any changes as deemed appropriate; (3) identify and bring to the attention of the Board of Directors current and emerging corporate gaming and regulatory compliance trends and issues that may affect our business operations, performance, public image or compliance with applicable local, state and federal laws; (4) provide oversight and periodic review of our regulatory compliance policies, programs and systems; and (5) generally make recommendations to the Board of Directors on gaming and regulatory compliance matters.

The Compliance Committee (including its predecessor committee operating prior to the formation of the Compliance Committee by the Board) held four meetings during the year ended December 31, 2016.

Special Committee

Pursuant to the Merger Agreement, the Board of Directors also appointed a Special Committee which consists of Mr. Sell (Chair), Mr. Lipparelli and Mr. Miodunski. The functions of the Special Committee are to (1) evaluate potential claims for losses and enforcement of the indemnification rights under the Merger Agreement, (2) determine, on behalf of the Company, the post-closing adjustment to the merger consideration under the Merger Agreement, and (3) determine the exercise or waiver of any of the Company’s rights, benefits or remedies under the Merger Agreement following the Merger. The Special Committee held no meetings and acted once by written consent during the year ended December 31, 2016.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our exposure to risk. The Board of Directors is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists our Board of Directors in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. Our other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Corporate Governance Committee manages risks associated with the independence of the Board, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed of risks we face through reports from our committees and management.

DIRECTOR COMPENSATION

Mr. Sartini is not paid any fees or other compensation for services as a member of our Board of Directors.

Under our non-employee director compensation program, non-employee members of our Board of Directors are entitled to receive an annual cash retainer of $55,000 for their service on our Board of Directors, payable in arrears in quarterly installments. Members of the Audit Committee, Compensation Committee and Corporate Governance Committee of our Board of Directors are entitled to receive additional annual cash retainers for such service in the following amounts, also payable in arrears in quarterly installments: $20,000 for the Chairman of the Audit Committee, $10,000 for each other member of the Audit Committee, $16,000 for the Chairman of the Compensation Committee, $8,000 for each other member of the Compensation Committee, $8,000 for the Chairman of the Corporate Governance Committee, and $4,000 for each other member of the Corporate Governance Committee. In addition, under our non-employee director compensation program, non-employee members of our Board of Directors are entitled to receive an initial stock option award under the 2015 Plan of options to purchase 20,000 shares (which was increased by the Board to 30,000 shares in March 2017) of the Company’s common stock upon their initial election or appointment to our Board of Directors and an annual stock option award under the 2015 Plan of options to purchase 10,000 shares (which was increased by the Board to 20,000 shares in March 2017) of the Company’s common stock on the date of each annual meeting of shareholders (which annual award will be prorated for the first year if a non-employee director’s initial election or appointment did not occur at an annual meeting), in each case with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Each such stock option will have a ten-year term. Each initial stock option award will vest in substantially equal installments on each of the first three anniversaries of the grant date, and each subsequent stock option award will vest in full on the first anniversary of the grant date. All such stock option awards will vest in full in the event of a “Change in Control” (as defined in the 2015 Plan) or the director’s termination of service due to death or disability, and will be subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.

In addition, (i) the Chairman of the Special Committee created under the Merger Agreement is entitled to receive an additional cash retainer of $6,000, and each other member of the Special Committee is entitled to receive an additional cash retainer of $3,000, for such service, also payable in arrears in quarterly installments, and (ii) Mr. Lipparelli, as the Chairman of the Compliance Committee of the Board of Directors, received a stock option to purchase 3,070 shares of the Company’s common stock in June 2016, which will vest in quarterly installments over the one year period following the grant date, and is expected to receive similar annual grants for serving in such role in the future.

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for the year ended December 31, 2016.

	Fees
	Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)	($)
Lyle A. Berman(2)	262,800	—	128,800	—	391,600
Timothy J. Cope(2)	120,312	—	128,800	—	249,112
Mark A. Lipparelli	71,667	—	168,342	—	240,009
Robert L. Miodunski	78,000	—	128,800	—	206,800
Neil I. Sell	83,000	—	128,800	—	211,800
Terrence L. Wright	73,000	—	128,800	—	201,800

(1)

Represents full grant date fair value of the awards granted to the non-employee directors in 2016 under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the non-employee directors. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 10 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.  As of December 31, 2016, our non-employee directors held the following outstanding stock options: Mr. Berman, 241,739 stock options; Mr. Cope, 183,036 stock options; Mr. Lipparelli, 33,070 stock options; Mr. Miodunski, 30,000 stock options; Mr. Sell, 48,265 stock options; and Mr. Wright, 30,000 stock options.

(2)

Amounts shown include consulting fees paid to Messrs. Berman and Cope.  Following the Merger, Mr. Berman entered into a three-year consulting agreement with Golden that pays his wholly owned consulting firm, Berman Consulting Corporation, $200,000 annually, plus reimbursements for certain health insurance, administrative assistant and office costs, and Mr. Cope entered into a short-term consulting agreement for the period from July 31, 2015 to April 1, 2016 under which Mr. Cope was paid a total of $140,000, plus reimbursement of certain health insurance costs.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Golden as of the date of this proxy statement (other than our Chairman of the Board, President and Chief Executive Officer, Blake L. Sartini, whose biographical information is provided above under “Election of Directors”) is set forth below. Executive officers serve at the discretion of our Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by our Board of Directors. There are no family relationships between our directors and executive officers, other than Blake L. Sartini, II, our Senior Vice President of Distributed Gaming, who is the son of Blake L. Sartini.

Executive Officers:

Name	Age	Position
Blake L. Sartini	58	Chairman of the Board, President and Chief Executive Officer
Stephen A. Arcana	52	Executive Vice President and Chief Operating Officer
Charles H Protell	42	Executive Vice President, Chief Strategy Officer and Chief Financial Officer
Sean T. Higgins	53	Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs
Blake L. Sartini, II	32	Senior Vice President of Distributed Gaming
Gary A. Vecchiarelli	39	Senior Vice President of Finance and Accounting

Stephen A. Arcana joined Golden as Executive Vice President and Chief Operating Officer in July 2015 in connection with the Merger. Prior to the Merger, Mr. Arcana served as the Chief Operating Officer for Golden Gaming from August 2003 until the closing of the Merger. From November 1995 to March 2003, Mr. Arcana held several executive positions with Station Casinos, LLC. Prior to joining Station Casinos, LLC, Mr. Arcana held a variety of hotel operations and food and beverage positions over a ten-year period with the Sands Hotel in Atlantic City, New Jersey. Mr. Arcana received a bachelor of science degree in hotel and restaurant management from Widener University School of Hotel and Restaurant Management in Chester, Pennsylvania.

Charles H. Protell joined Golden as Executive Vice President, Chief Strategy Officer and Chief Financial Officer in November 2016. Prior to joining Golden, Mr. Protell served as Managing Director at Macquarie Capital’s investment banking group since May 2011, and as Co-Founder and a Managing Director at REGAL Capital Advisors from January 2009 until its acquisition by Macquarie Capital in May 2011.  Prior to co-founding REGAL Capital Advisors, Mr. Protell held various investment banking roles at Credit Suisse, Deutsche Bank and CIBC World Markets.  Mr. Protell received a bachelor of science degree in commerce from the University of Virginia.

Sean T. Higgins joined Golden as Senior Vice President of Government Affairs and Business Development in March 2016 and was promoted to Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs in October 2016, as well as Secretary in November 2016. Prior to joining Golden, Mr. Higgins served as principal of STH Strategies, a firm he founded in early 2015. From August 2011 to January 2015, Mr. Higgins was managing principal of Porter Gordon Silver Communications, a full-service government affairs and business strategic consulting firm. From July 2010 to January 2015, Mr. Higgins was a partner in the law firm of Gordon Silver. Prior to that, Mr. Higgins spent 17 years as general counsel and head of government affairs for a multi-jurisdictional gaming company. Mr. Higgins is a member of the International Association of Gaming Advisors. He previously served on the Nevada Governor’s Gaming Policy Committee, Nevada Governor’s Advisory Committee on Problem Gambling, National Gambling Impact Study Commission and the Clark County Blue Ribbon Panel on Fuel Reliability. In July 2015, he was appointed by Governor Sandoval to serve on the Nevada Equal Rights Commission. Mr. Higgins received his juris doctor degree from Santa Clara University School of Law and his undergraduate degree in business administration from Southern Methodist University. He is licensed to practice law in the state of Nevada.

Blake L. Sartini, II joined Golden as Senior Vice President of Distributed Gaming in July 2015 in connection with the Merger. In his current position, Mr. Sartini II oversees all distributed gaming operations in

Nevada and Montana, as well as the Nevada tavern locations operating under the brand names PT’s, Sierra Gold and Sean Patrick’s. From September 2014 until the Merger, Mr. Sartini II served as Vice President of Operations for Golden Route Operations, LLC (“GRO”), a subsidiary of Golden Gaming, and from January 2012 to September 2014, he served as Assistant Director for GRO. From July 2011 to January 2012, Mr. Sartini II served as Regional Operations Manager of PT’s Entertainment Group, a subsidiary of Golden Gaming, overseeing the day-to-day operations of eight taverns across the Las Vegas valley, and from January 2010 to July 2011 he served as Executive Marketing Manager for Golden Gaming’s casino group. Mr. Sartini II was among the first managers to enter into the company’s two-year Management Development Program. Prior to joining Golden Gaming, Mr. Sartini II served as Senior Business Associate with the Ultimate Fighting Championship (UFC) for its international event operations and talent relations in the United Kingdom. Mr. Sartini II received a bachelor of science degree in business administration from Chapman University in Orange, California.

Gary A. Vecchiarelli joined Golden as Senior Vice President of Finance and Accounting in January 2017. From May 2012 to December 2016, Mr. Vecchiarelli served as Chief Financial Officer of Galaxy Gaming, Inc., a public company that develops, manufactures and distributes casino table games and wagering platforms. Prior to that, Mr. Vecchiarelli spent most of his career working in public accounting including Audit Manager for BDO USA, LLP and Audit Supervisor for McGladrey & Pullen, LLP. Mr. Vecchiarelli received a bachelor of science degree in business administration in accounting from California State University at San Jose and is currently President of Financial Executives International, Las Vegas Chapter. Mr. Vecchiarelli is a member of the American Institute of Certified Public Accountants and maintains active CPA licenses in California and Nevada.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership of our common stock as of April 1, 2017 for (i) each shareholder known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The percentage of ownership indicated in the following table is based on 22,251,472 shares of our common stock outstanding on April 1, 2017.

Information with respect to beneficial ownership has been furnished by each director and executive officer, and with respect to beneficial owners of more than 5% of our common stock, by Schedules 13D and 13G filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 1, 2017 are deemed outstanding, as well as any shares of common stock that such person has the right to acquire upon the vesting of restricted stock units within 60 days after April 1, 2017, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, the mailing address of each shareholder is c/o Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Directors and Executive Officers	Number of Shares	Percentage
Blake L. Sartini(1)	7,246,393	32.6%
Lyle A. Berman(2)	2,237,863	10.0%
Timothy J. Cope(3)	216,857	1.0%
Mark A. Lipparelli	—	*
Robert L. Miodunski	—	*
Neil I. Sell(4)	1,280,158	5.7%
Terrence L. Wright	—	*
Stephen A. Arcana	—	*
Charles H. Protell(5)	70,648	*
Sean T. Higgins	—	*
Blake L. Sartini, II(6)	750,000	3.4%
All directors and executive officers as a group (12 persons) (7)	11,801,919	52.0%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock
(1)

Consists of 7,246,393 shares of common stock held by The Blake L. Sartini and Delise F. Sartini Family Trust (the “Sartini Trust”), of which Mr. Sartini is a co-trustee. Mr. Sartini shares the power to vote and dispose of such shares with his spouse, Delise F. Sartini, who is also a co-trustee of the Sartini Trust. Excludes 750,000 shares held by D’Oro Holdings, LLC, for which the Sartini Trust and Mr. and Mrs. Sartini have disclaimed any beneficial ownership. Blake L. Sartini, II, the adult son of Mr. and Mrs. Sartini, is the sole manager of D’Oro Holdings, LLC (“D’Oro Holdings”) with sole power to vote and dispose of such shares.

(2)

Includes (a) 1,657,841 shares held by the Lyle A. Berman Revocable Trust, (b) options to purchase 211,739 shares that may be exercised within 60 days of April 1, 2017, (c) 211,403 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman and (d) 156,880 shares held by the Berman Consulting Corporation Profit Sharing Plan.

(3)	Includes (a) options to purchase 153,036 shares that may be exercised within 60 days of April 1, 2017, (b) 58,821 shares held by Mr. Cope and (c) 5,000 shares held by Mr. Cope’s spouse.

(4)

Includes (a) options to purchase 18,265 shares that may be exercised within 60 days of April 1, 2017, (b) 6,699 shares held by Mr. Sell, (c) 334,425 shares held by the Bradley Berman Irrevocable Trust, of which Mr. Sell is the trustee, and in such capacity has the sole power to vote and dispose of such shares, (d) 334,425 shares held by the Julie Berman Irrevocable Trust, of which Mr. Sell is the trustee, and in such capacity has the sole power to vote and dispose of such shares, (e) 293,172 shares held by the Amy Berman Irrevocable Trust, of which Mr. Sell is the trustee, and in such capacity has the sole power to vote and dispose of such shares and (f) 293,172 shares held by the Jessie Lynn Berman Irrevocable Trust, of which Mr. Sell is the trustee, and in such capacity has the sole power to vote and dispose of such shares.  Mr. Sell disclaims beneficial ownership of the shares held by the Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Amy Berman Irrevocable Trust and Jessie Lynn Berman Irrevocable Trust.

(5)	Consists of 70,648 shares that may be acquired upon the vesting of restricted stock units within 60 days of April 1, 2017.
(6)

Consists of 750,000 shares held by D’Oro Holdings, of which Blake L. Sartini, II is sole manager with sole power to vote and dispose of such shares.  Certain family trusts, of which Mr. Sartini II is the trustee, are the sole members of D’Oro Holdings.  Mr. Sartini II disclaims beneficial ownership of the shares held by D’Oro Holdings except to the extent of his pecuniary interest therein.

(7)	Table excludes Matthew W. Flandermeyer, who resigned from his position as Executive Vice President, Chief Financial Officer and Secretary effective as of November 28, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the Section 16(a) forms furnished to us, or in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% shareholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Golden is a diversified group of gaming companies that focuses on distributed gaming (including tavern gaming) and casino and resort operations.  On July 31, 2015, Golden acquired Sartini Gaming, through the merger of a wholly owned subsidiary of Golden with and into Sartini Gaming, with Sartini Gaming surviving as a wholly owned subsidiary of Golden. We conduct our business through two reportable operating segments: Distributed Gaming and Casinos. Our Distributed Gaming segment involves the installation, maintenance and operation of gaming and amusement devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars, taverns, saloons and liquor stores) in Montana and Nevada, and the operation of traditional, branded taverns targeting local patrons, primarily in the greater Las Vegas, Nevada metropolitan area. In our Casinos segment, we own and operate the Rocky Gap Casino Resort in Flintstone, Maryland, and three casinos in Pahrump, Nevada.

On July 31, 2015, effective as of the closing of the Merger and in accordance with the terms of the Merger Agreement, Blake L. Sartini was appointed as the Chairman of the Board, President and Chief Executive Officer of Golden, Stephen A. Arcana was appointed as Executive Vice President and Chief Operating Officer of Golden, and Matthew W. Flandermeyer was appointed as Executive Vice President, Chief Financial Officer and Secretary of Golden.  On June 13, 2016, Sean T. Higgins, our then Senior Vice President of Government Affairs and Business Development, and Blake L. Sartini, II, Senior Vice President of Distributed Gaming, were appointed by the Board of Directors as executive officers of Golden.  In November 2016, Mr. Flandermeyer resigned and the Board of Directors appointed Charles H. Protell as our new Executive Vice President, Chief Strategy Officer and Chief Financial Officer.  Also, the Board appointed Sean T. Higgins as the Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs and Secretary of Golden in October and November of 2016.

The information contained in this Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below is provided for the individuals who were our named executive officers for 2016, who we refer to collectively as the “NEOs”:

•	Blake L. Sartini, President, Chief Executive Officer and Chairman of the Board of Directors;
•	Stephen A. Arcana, Executive Vice President and Chief Operating Officer;
•	Charles H. Protell, Executive Vice President, Chief Strategy Officer and Chief Financial Officer;
•	Blake L. Sartini, II, Senior Vice President of Distributed Gaming.
•	Sean T. Higgins, Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs and Secretary; and
•	Matthew W. Flandermeyer, former Executive Vice President, Chief Financial Officer and Secretary;

Executive Summary—Golden Executive Compensation Program

Following the Merger, our Compensation Committee redesigned our executive compensation objectives, policies, practices and programs to align them with the strategic mission of our company.  The Compensation Committee designed our compensation programs and practices to drive financial performance and senior management focus on our business strategy. Our compensation programs and practices are intended to reward superior corporate performance and provide long-term incentives to employees in roles critical to our future.

Our Compensation Committee has adopted a number of practices and policies since the Merger designed for a company our size and the marketplace in which we compete for executive talent, all to create an executive compensation program that places a significant emphasis on “pay-for-performance.” Our Compensation

Committee selects and engages its own independent advisor, and engaged Barney & Barney to serve as its independent compensation consultant for 2016. The Compensation Committee reviewed external market data and peer group data with its independent consultant, and designed our executive compensation program to link executive pay to company performance and to shareholder interests, by weighting total target compensation to the achievement of corporate performance metrics and strong stock price performance.

In order to align executives' interests with shareholders’ interests, the Compensation Committee granted initial long-term incentive awards to our NEOs in August 2015, and to further that alignment, the Compensation Committee granted additional long-term incentive awards in the form of stock options to certain NEOs in August 2016.  At various times during 2016, the Compensation Committee also granted initial long-term incentive awards in the form of stock options to our NEOs that commenced employment with Golden in 2016.  The stock options will vest over a four-year period, with 25% of the shares subject to the stock options vesting on the first anniversary of the date of grant, and the remaining shares vesting in equal monthly installments over the three-year period thereafter.  The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.  In addition, in order to compensate Mr. Protell for certain cash and equity compensation which he forfeited upon leaving his former employment, and as an incentive to commence employment with Golden, in November 2016 the Compensation Committee also granted Mr. Protell restricted stock units, which will vest in two equal installments in May and November 2017, provided that Mr. Protell continues to render services to the Company through the applicable vesting date.  These were the only restricted stock units granted to any NEO in 2016.

In early 2016, our Compensation Committee adopted a performance-based annual incentive program for 2016 under the 2015 Plan (the “2016 Annual Incentive Program”) and established performance goals and target incentive opportunities for the NEOs that were consistent with competitive market levels.  Our NEOs’ annual incentives for 2016 were tied to our adjusted EBITDA performance, with various performance levels corresponding to the executives' incentive payouts.  Our NEOs were eligible to earn a maximum annual incentive of 167% of their respective target bonuses.  However, because we did not achieve the threshold adjusted EBITDA performance target under the 2016 Annual Incentive Program, no annual bonuses were paid to the NEOs for 2016.

Our Compensation Committee previously negotiated and approved executive employment agreements for the NEOs in 2015 following the Merger.  See “—Executive Employment Agreements” below.  The Compensation Committee negotiated and approved similar executive employment agreements with Messrs. Protell and Higgins in connection with their commencement of employment and appointment as executive officers of Golden in 2016.  These agreements do not have “single trigger” severance payments owing solely on account of the occurrence of a change in control event, nor do they provide tax gross-ups for “excess parachute payments.”

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are: (1) our executive compensation program should be competitive with compensation paid by companies in the same market in which we compete for executive talent; (2) our compensation program should align executive compensation with our corporate strategies, business objectives and the interests of our shareholders by rewarding successful execution of our business plan and key corporate objectives; and (3) the majority of executives' total compensation should be in the form of variable compensation, comprised of annual cash incentive awards and long-term equity incentive awards, with compensation dependent upon corporate performance results and the creation of long-term shareholder value.

Setting Executive Compensation

As noted above, promptly following the Merger, our Compensation Committee redesigned our executive compensation objectives, policies, practices and programs to align them with our strategic mission.  Specifically, our Compensation Committee worked with its independent compensation consultant to establish our executive compensation program, including the NEOs’ initial base salaries, our long-term incentive program, the new NEO employment agreements implemented following the Merger and other employee benefits.  In early 2016, the Compensation Committee worked with its independent compensation consultant to establish our 2016

Annual Incentive Program.  For 2016, the Compensation Committee carried forward the initial base salaries and target bonus opportunities for the continuing NEOs that had been established in the fall of 2015 in their executive employment agreements and did not make any adjustments to them.

Our executive compensation program is reviewed annually by our Compensation Committee.  In the first quarter of each year, our Compensation Committee reviews the performance of each of our executive officers during the previous year.  At this time, the Compensation Committee also reviews our actual corporate performance for the prior year and makes the final annual incentive payment determinations based on such performance and the Compensation Committee's evaluation of each executive's individual performance for the prior year.  In connection with this annual review, the Compensation Committee also reviews and adjusts, as appropriate, base salaries and annual target incentive levels for the NEOs, in each case based on the Compensation Committee’s performance evaluations, competitive market data provided by its independent compensation consultant, and other factors considered appropriate by the Compensation Committee, including internal pay equity.  In each of August 2015 and 2016, the Compensation Committee also considered and approved grants of long-term incentive awards for the NEOs and other key employees based on these same factors.  Commencing in March 2017, the Compensation Committee now considers grants of annual long-term incentive awards for the NEOs and other key employees in the first quarter of each year in connection with the Compensation Committee’s review and evaluation of executive officer performance and compensation levels.  During the year, the Compensation Committee may also evaluate and make compensation adjustments or grants of additional long-term incentive awards to our executives and certain other eligible employees, as and to the extent deemed appropriate by the Compensation Committee.

Role of Management

The Compensation Committee relies on input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the NEOs. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of these individuals and his perspective on the factors described above in developing his recommendations for their compensation, including salary adjustments, cash bonus and equity incentives.  The Compensation Committee discusses our Chief Executive Officer’s recommendations, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which approves any adjustments to his base salary, cash bonus or equity incentives from year to year.  The Compensation Committee solicits our Chief Executive Officer’s perspective on his compensation, but makes determinations regarding his compensation independently and without him present.  As required by the NASDAQ listing standards, the Chief Executive Officer does not participate in deliberations concerning, or vote on, his compensation arrangements.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee.  Other members of our executive management team also attend portions of the Compensation Committee meetings.

Compensation Determination Process

The Compensation Committee determines each element of an executive's initial compensation package within the framework of the objectives of its executive compensation program based on numerous factors, including:

•	The individual's particular background, track record and circumstances, including training and prior relevant work experience;
•	The individual's role with us and the compensation paid to similar persons in the peer companies represented in the compensation data that our Compensation Committee reviews;
•	The demand for individuals with the specific expertise and experience of the executive;

•	Internal equity among the executive group;
•	Performance goals and other expectations for the position; and
•	Uniqueness of industry skills.

In general, the terms of our executive employment agreements are initially negotiated by management and legal counsel for the Company.  The agreements for executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for its consideration and approval.

During the review and approval process for the employment agreements for executives under its purview, and during its annual review of executive compensation, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive.  We seek to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives.  In determining each element of compensation for any given year, the Compensation Committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive.

Our Compensation Committee has engaged Barney & Barney, an independent compensation consultant, to assist it with the implementation of our executive compensation program and determining the terms of the employment agreements to be entered into with our executive officers, and to provide annual market and other information on executive compensation.  Barney & Barney did not provide any other services to us in 2016 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters.  After review and consultation with Barney & Barney and management, the Compensation Committee has determined that Barney & Barney is independent and there is no conflict of interest resulting from retaining Barney & Barney currently or during the year ended December 31, 2016.  In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

Following the Merger, in August and September 2015, our Compensation Committee worked with Barney & Barney to develop a peer group which would be used for comparative market data as well as executive compensation program design.  The peer group was constructed with input from Barney & Barney and management, and was ultimately approved by our Compensation Committee after review.  The Compensation Committee used the same peer group for purposes of making compensation decisions for 2016.  The peer group for 2016 consisted of the following 12 companies in the gaming and hospitality industries:  Affinity Gaming; American Casino & Entertainment; Choice Hotels; Churchill Downs; Eldorado Resort; Full House Resorts; Isle of Capri Casinos; Marcus; Mohegan Tribal Gaming Authority; Monarch Casino & Resort; Tropicana Entertainment; and Vail Resorts.  In the second half of 2016 and early 2017, the Compensation Committee again worked with Barney & Barney to refine the peer group to add several additional gaming companies and to delete certain hospitality companies and other non-public gaming companies, in order to make the peer group more closely representative of the companies with which Golden competes for executive talent.  The Compensation Committee used this new peer group in connection with its evaluation of executive performance and compensation levels in early 2017.

Although the Compensation Committee maintains the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide sufficient comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, the Compensation Committee also reviews survey data for certain positions from ERI, which consists of companies throughout the United States in the entertainment industry, with revenues under $350 million. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.  We believe that by utilizing both the peer group and the survey data, the Compensation Committee is able to review an appropriate set of competitive data for use in making compensation decisions for all NEOs.

While the Compensation Committee reviewed the foregoing comparable company data in connection with its initial executive compensation determinations following the Merger, and continues to review such data as it makes its executive compensation decisions, the Compensation Committee does not attempt to set our base salary levels at a certain target percentile with respect to that data or otherwise rely entirely on that data to determine NEO compensation levels.  Instead, the Compensation Committee members rely on their judgment and experience in setting those compensation levels and making those awards.  In making its compensation determinations following the Merger, the Compensation Committee also takes into account pre-Merger compensation levels at Sartini Gaming.  In setting the annual incentive targets, the Compensation Committee generally sets the annual incentive target levels for the NEOs at the 50th percentile of the comparable company data and intends to allow performance to determine actual or realized annual incentive compensation.  Actual incentive compensation may therefore be above or below the target median based on performance.

In 2015, our NEOs received initial long-term incentive awards that were intended to be consistent with the 75th percentile of the comparable company data, in part because, other than Mr. Sartini, the NEOs had little or no equity ownership in Golden post-Merger.  In 2016, in order to continue to continue to enhance our NEOs’ potential equity ownership in Golden, our NEOs’ long-term incentive awards were generally consistent with the midpoint between the 50th and 75th percentiles of the comparable company data.  The allocation of an executive's target total cash compensation and his annual long-term incentive awards may vary from year to year.  However, the Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash bonus incentives) and long-term incentive compensation (long-term equity-based awards).

The compensation levels of the NEOs reflect to a significant degree the varying roles and responsibilities of our executives. As a result of the Compensation Committee’s assessment of Mr. Sartini’s roles and responsibilities within our company, there is a significant compensation differential between him and the other NEOs.

Key Elements of Executive Compensation Program

The three key elements of our executive compensation program are: (1) Base Salary, providing a market-based level of salary for performance of an executive's primary responsibilities; (2) Annual Incentive Cash Bonus, creating a direct link between executive compensation and short-term company performance; and (3) Long-Term Equity Incentives, focusing executives on the enhancement of long-term shareholder value, encouraging equity ownership and providing retention incentives to key executive talent.  All of these elements of compensation are taken into account when compensation decisions are made by our Compensation Committee.

2016 Executive Compensation Decisions

Base Salary

During 2016, our continuing NEOs (those that were employed at the time of the Merger) continued to receive their base salaries at the rates that were in effect during 2015 following the Merger.  For Messrs. Sartini, Arcana and Flandermeyer, these base salaries continued at levels equivalent to salaries received at Sartini Gaming prior to the Merger (for Mr. Sartini, $1,000,000 per year (which included a $50,000 annual increase to restore Mr. Sartini’s base salary to its historical level following a previous temporary salary reduction); for Mr. Arcana, $510,000 per year; and for Mr. Flandermeyer, $450,000 per year).  For Mr. Sartini II, his base salary of $275,000 per year, which was initially set by the Compensation Committee in 2015 in light of his position and responsibilities as our Senior Vice President of Distributed Gaming, was continued at the same rate in 2016.   For Mr. Higgins, his initial base salary of $285,000 was determined as a result of negotiations between Mr. Higgins and the Company in connection with his commencement of employment in April 2016, and his salary was subsequently increased by the Compensation Committee to $450,000 per year in October 2016 in connection with his promotion and expanded responsibilities as Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs of Golden.  For Mr. Protell, his initial base salary of $500,000 was determined as a result of negotiations between Mr. Protell and the Company in connection with his commencement of employment in November 2016.  In approving the base salaries for Messrs. Higgins and Protell, the Compensation Committee also considered their respective backgrounds, skills, and expertise, as well as internal pay equity among the executive group.

Any future adjustments to base salary will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives.  As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.

Annual Incentive Cash Bonus

Under Golden’s annual incentive program, each NEO’s annual bonus is generally tied to corporate goals established at the beginning of each fiscal year by the Compensation Committee, and if there is more than one corporate performance goal, with the relative weightings between those goals also approved by the Compensation Committee.  A portion of an NEO’s annual bonus may also be determined in the discretion of the Compensation Committee based on the participant’s individual performance and such other factors as the Compensation Committee deems appropriate.  A participant must generally remain employed through the date of payment of his or her annual bonus under the annual incentive program in order to remain eligible to receive such bonus.

In early 2016, the Compensation Committee established the 2016 Annual Incentive Program.  The 2016 Annual Incentive Program provided annual bonus opportunities for the NEOs and other employees designated as participants by the Compensation Committee.  The methodology for determining annual bonuses under the 2016 Annual Incentive Program was designed to motivate and reward participants for their contributions to Golden, based on corporate performance.  Target bonuses under the 2016 Annual Incentive Program for the NEOs were as follows:  Mr. Sartini, 100% of base salary; Mr. Arcana, 65% of base salary; Mr. Flandermeyer, 65% of base salary; Mr. Sartini II, 35% of base salary; and Mr. Higgins, 35% of base salary. Mr. Protell, who commenced employment in November 2016, did not participate in the 2016 Annual Incentive Program and instead received a sign-on bonus.

For 2016, 100% of each NEO’s annual bonus was based on achievement relative to adjusted EBITDA performance goals approved by the Compensation Committee.  The potential payout level for each executive’s annual bonus under the 2016 Annual Incentive Program ranged between 0% and 167% of his target bonus, based on our achievement of adjusted EBITDA.  Under the 2016 Annual Incentive Program, the Compensation Committee set threshold, target, enhanced target, and maximum performance levels for adjusted EBITDA achievement, with 0% payouts resulting from performance lower than $44,517,000 (threshold level), 100% payouts resulting from performance at or above $44,517,000 (subject to the Compensation Committee’s negative discretion described below), 100% payouts resulting from performance at or above $46,742,850 (target level), 117% payouts resulting from performance at or above $48,968,700 (enhanced target), and 167% payouts resulting from performance at or above $51,194,550 (maximum level).  There was no interpolation between achievement levels.  If adjusted EBITDA performance for 2016 was between $44,517,000 and $46,742,850, the Compensation Committee could, in its discretion, reduce an annual incentive award otherwise payable to an NEO from 100% of his target percentage to an amount not less than 50% of his target percentage.  Any such reduction could be based on such objective or subjective determinations as the Compensation Committee determined to be appropriate.

The target performance level under the program of 2016 adjusted EBITDA of $44,517,000 represented 100% of the projected adjusted EBITDA budget under Golden’s business plan for 2016.   Because we did not achieve the threshold adjusted EBITDA performance goal under the 2016 Annual Incentive Program, no annual bonuses were paid to the NEOs in 2016.

For purposes of the 2016 Annual Incentive Program, “Adjusted EBITDA” means the Company’s “Consolidated EBITDA” as such term was defined in the Credit Agreement dated as of July 31, 2015 among the Company, the lenders party thereto, Capital One, National Association, as Administrative Agent and Documentation Agent, and Keybank National Association, as Syndication Agent, but was calculated:  (i) including the cost of awards payable under the Program, (ii) excluding certain pro forma earnings and annualized earnings adjustments, as well as the add-backs of certain projected cost savings, operating expense reductions, restructurings and synergies related to the Merger and other permitted acquisitions, that otherwise would be included in Consolidated EBITDA under the Credit Agreement, and (iii) excluding the results of operations from our recently acquired distributed gaming assets in Montana.

The Company’s annual incentive program is not the exclusive means for the Compensation Committee to award incentive compensation to the NEOs and does not limit the Compensation Committee from making additional discretionary incentive awards.

Long-Term Equity Incentives

Compensation through the periodic grants of equity awards under the 2015 Plan is intended to align executives' and shareholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of our common stock.  As is the case when the amounts of base salary and annual incentives are determined, a review of all elements of compensation is conducted by our Compensation Committee when determining equity awards to ensure that total compensation conforms to our overall compensation philosophy and objectives, as described above. With limited exceptions, all of the long-term incentive awards are granted in the form of time-based stock options.

Our Compensation Committee made the first annual equity awards following the Merger in August 2015 to align executives' interests with shareholders’ interests at the earliest practicable date.  In order to continue to further align executives' interests with shareholders’ interests, the Compensation Committee granted additional long-term incentive awards to certain NEOs in August 2016.  Our Compensation Committee considers stock options to be performance-based for these purposes as they only provide value to the NEOs in the event the stock price increases over the exercise price of such awards.  The Compensation Committee established a target value for each NEO's additional long-term incentive award in 2016 (other than for Mr. Flandermeyer, who did not receive an award in 2016, and the NEOs who commenced employment with Golden in 2016), which target value was generally intended to approximate the midpoint between the 50th and 75th percentile of our peer group for long-term incentive awards.  The specific awards granted in August 2016 to the NEOs were:  Mr. Sartini, 264,000 stock options; Mr. Arcana, 140,000 stock options; and Mr. Sartini II, 70,000 stock options.  The stock options have an exercise price of $12.51 per share, which was equal to the fair market value of the Company’s common stock on the date of grant.

The Compensation Committee also granted initial long-term incentive awards to Messrs. Higgins and Protell in 2016, in connection with their commencement of employment with Golden.  The specific awards granted to our newly-hired NEOs were:  Mr. Higgins, 150,000 stock options granted in March 2016 with an exercise price of $10.57 per share (which was subsequently adjusted to $8.86 per share following Golden’s special dividend paid in July 2016); and Mr. Protell, 250,000 options granted in November 2016 with an exercise price of $12.57 per share, which in each case was equal to the fair market value of the Company’s common stock on the date of grant.  The amounts of stock options granted to Messrs. Higgins and Protell were negotiated with each individual in connection with their commencement of employment, and the Compensation Committee approved such awards in light of their specific backgrounds, skills and expertise, as well as internal pay equity in relation to the initial long-term incentive awards granted to our other NEOs in 2015.

The foregoing stock options will vest over a four-year period, with 25% of the shares subject to the stock options vesting on the first anniversary of the date of grant, and the remaining shares vesting in equal monthly installments over the three-year period thereafter.  The options have a ten-year term and are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.

In addition, in order to compensate Mr. Protell for certain cash and equity compensation which he forfeited upon leaving his former employment, and as an incentive to commence employment with Golden, in November 2016 the Compensation Committee also granted Mr. Protell 141,296 restricted stock units, which will vest in two equal installments in May and November 2017, provided that Mr. Protell continues to render services to the Company through the applicable vesting date.

The long-term incentive awards granted to the NEOs in 2016 are listed in the Grants of Plan-Based Awards table below.  For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

Other Benefits

We provide our executives with the following types of other benefits: (1) perquisites; (2) health, dental, life, and disability insurance; and (3) retirement benefits. We will periodically review the levels of perquisites and other individual benefits provided to executive officers to ensure they fit within the overall compensation philosophy and competitive external market practices.  From time to time, we may also agree to pay sign-on bonuses to executives who agree to commence employment with us.

Perquisites.    Pursuant to the terms of their employment agreements, we provide certain perquisites to our NEOs.  Each NEO is entitled to an allowance for health insurance premiums and participation in the executive supplemental health insurance program.  In addition, Messrs. Sartini, Arcana, Protell and Sartini II are entitled to reimbursement of country club dues, reimbursement of personal automobile lease and related expenses, and term life insurance and disability coverage at our expense, and Mr. Sartini is also entitled to reimbursement of premiums under certain individually-obtained life insurance policies (not to exceed $200,000 annually).  With respect to Messrs. Sartini, Arcana and Sartini II, these perquisites were in effect for them prior to the Merger. Mr. Protell also was reimbursed up to $30,000 for relocation expenses in connection with his commencement of employment with Golden.

Health, Dental, Life and Disability Insurance.    We offer all of our regular employees, including the NEOs, health, life, disability and dental insurance.

Retirement Benefits.    All of our regular employees, including the NEOs, who meet certain defined requirements may participate in our 401(k) plan. We have the discretion to match employee contributions. Under our current matching policy, we match one-fourth of the first four percent of gross earnings contributed by our employees, up to a maximum match of one percent. Our Board of Directors has discretion to make additional contributions to our 401(k) plan.

Sign-On Bonuses.    Under his executive employment agreement, Mr. Protell also received a sign-on bonus of $300,000 which was paid in lieu of any incentive compensation for calendar year 2016.  Mr. Protell will also be eligible to receive an additional sign-on bonus of $400,000, which will be payable within 45 days of November 28, 2017, which bonus will reduce the amount of any annual incentive compensation payable to Mr. Protell for calendar year 2017 under our annual incentive program, subject to his continued employment by Golden at such time.  In connection with his commencement of employment with Golden, Mr. Higgins received a sign-on bonus of $25,000.

Employment Agreements

We have entered into employment agreements with each of the NEOs that provide for certain severance benefits in the event that an NEO's employment is involuntarily or constructively terminated.  We recognize the challenges executives often face securing new employment following termination.  To mitigate these challenges and to secure the focus of the management team on our affairs, all executive officers are entitled to receive severance payments under their employment agreements upon certain types of termination.  The terms of these employment agreements are described below under “—Executive Employment Agreements.” We believe that reasonable severance benefits for our executive officers are important because there may be limited opportunities for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide Mr. Sartini with enhanced benefits in the event of a qualifying termination following a change-in-control as a means of reinforcing and encouraging his continued attention and dedication to his duties without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change-in-control. We believe that the interests of shareholders are best served if the interests of our senior management are aligned with them, and providing change-in-control benefits for Mr. Sartini should eliminate any reluctance to pursue potential change-in-control transactions that may be in the best interests of shareholders.

We also extend severance benefits because they are essential to help the Company fulfill the objectives of attracting and retaining key leadership and managerial talent.  These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by us.  While these arrangements form an integral part of the potential total compensation provided to these individuals and are considered by the Compensation Committee when determining executive compensation, the decision to offer these benefits does not influence the Compensation Committee's determinations concerning other levels of pay or benefits.

Consideration of Say-on-Pay Vote Results

At the 2016 annual meeting of shareholders, the shareholders approved, on an advisory basis, the compensation of our NEOs at that time, as disclosed pursuant to the compensation disclosure rules of the SEC, with over 95% of shareholder votes cast in favor of our 2016 say-on-pay resolution (excluding abstentions and broker non-votes). As the Compensation Committee evaluated our executive compensation policies and practices following the 2016 annual meeting of shareholders, the committee was mindful of the strong support our shareholders expressed for our compensation philosophy and objectives. As a result, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on incentive compensation that rewards our executive officers when they deliver value for our shareholders and as a result made no significant changes to our executive compensation program.  The Compensation Committee will continue to consider the outcome of say-on-pay advisory votes when making future compensation decisions for the NEOs.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, our Compensation Committee has reviewed and considered the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code.  Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to a company's chief executive officer and its four most highly compensated executive officers (other than its chief financial officer).  However, performance-based compensation is excluded from the limit so long as it meets certain requirements.

Our Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision.  While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, our Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Share-Based Compensation

Golden accounts for share-based payments, including its long-term equity incentive program, in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”).

Compensation Committee Report *

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Golden Entertainment Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Robert L. Miodunski (Chair)
Mark A. Lipparelli
Neil I. Sell

*

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Summary Compensation Table

The following table sets forth the compensation for the last three fiscal years awarded to or earned by our NEOs.

		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)

Blake L. Sartini,	2016	1,000,000	—	—	1,271,688	318,195	2,589,883
President, Chief Executive Officer and Chairman of the Board	2015	412,881	110,000	—	1,635,480	152,543	2,310,904

Stephen A. Arcana,	2016	510,000	—	—	674,380	84,498	1,268,878
Executive Vice President and Chief Operating Officer	2015	215,769	60,000	—	817,740	35,608	1,129,117

Charles H. Protell,	2016	28,846	300,000	1,776,091	1,200,500	288	3,305,725
Executive Vice President, Chief Strategy Officer and Chief Financial Officer

Blake L. Sartini, II,	2016	275,000	—	—	337,190	26,726	638,916
Senior Vice President of Distributed Gaming

Sean T. Higgins,	2016	240,000	25,000	—	592,950	25,947	883,897
Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs and Secretary

Matthew W. Flandermeyer,	2016	425,769	—	—	—	585,276	1,011,045
Former Executive Vice President, Chief Financial Officer and Secretary	2015	190,385	60,000	—	817,740	24,286	1,092,411

(1)

For Mr. Protell, represents base salary paid following his commencement of employment with Golden on November 28, 2016.  For Mr. Higgins, represents base salary paid following his commencement of employment with Golden on March 28, 2016.  For Mr. Flandermeyer, represents base salary paid prior to his resignation of employment on November 28, 2016.

(2)	In connection with their commencement of employment with Golden in 2016, Mr. Protell received a sign-on bonus of $300,000 and Mr. Higgins received a sign-on bonus of $25,000.
(3)

Represents full grant date fair value of the awards granted to the NEOs in the applicable fiscal year under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock and stock option award amounts may be found in note 10 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)

For Mr. Flandermeyer, represents amount of All Other Compensation paid prior to his resignation of employment on November 28, 2016. The following table contains a breakdown of the compensation and benefits included under All Other Compensation for the year ended December 31, 2016:

	Medical Cost Reimbursement	Severance Benefits Paid Upon Separation from Golden	Unused PTO Paid Upon Separation from Golden	Employer Matching 401(K) Contributions	Life Insurance Benefits	Other (1)	Total
	($)			($)	($)	($)	($)
Blake L. Sartini	41,399	—	—	—	210,996	65,799	318,195
Stephen A. Arcana	41,399	—	—	3,923	3,744	35,432	84,498
Charles H. Protell	—	—	—	—	288	—	288
Blake L. Sartini, II	15,768	—	—	—	3,432	7,526	26,726
Sean T. Higgins	21,401	—	—	975	3,571	—	25,947
Matthew W. Flandermeyer	24,304	473,275	39,808	3,806	3,168	40,915	585,276

(1)

For Messrs. Sartini, Arcana and Flandermeyer, amounts shown consist of country club dues and automobile allowance (for Mr. Sartini, country club dues were $35,849 and automobile allowance was $29,950).  For Mr. Flandermeyer, also includes consulting fees in the amount of $20,000 paid following his separation of employment.

Grants of Plan-Based Awards

The following table sets forth information regarding the Company’s 2016 Annual Incentive Program and the grants by the Company of long-term incentive awards with respect to shares of the Company's common stock to our NEOs during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of		Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target (4)	Maximum (4)	Units (#)(1)	Options (#)(2)	Option Awards ($ / SH)		Awards ($)(3)
Blake L. Sartini	—	—	1,000,000	1,670,000	—	—	—		—
	8/26/2016	—	—	—	—	264,000	12.51		1,271,688
Stephen A. Arcana	—	—	331,500	553,605	—	—	—		—
	8/26/2016	—	—	—	—	140,000	12.51		674,380
Charles H. Protell	11/28/2016	—	—	—	—	250,000	12.57		1,200,500
	11/28/2016	—	—	—	141,296	—	—		1,776,091
Blake L. Sartini, II	—	—	96,250	160,738	—	—	—		—
	8/26/2016	—	—	—	—	70,000	12.51		337,190
Sean T. Higgins	—	—	99,750	166,583	—	—	—		—
	3/28/2016	—	—	—	—	150,000	8.86	(4)	592,950
Matthew W. Flandermeyer	—	—	292,500	488,475	—	—	—		—

(1)

Provided that the executive continues to render services to the Company through the applicable vesting date, 50% of the restricted stock units will vest on May 28, 2017 and the remaining restricted stock units will vest November 28, 2017.  For information about the accelerated vesting provisions that apply to these awards under the employment agreement with Mr. Protell, please see “Executive Employment Agreements” below.

(2)

Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the grant date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. The options have a ten-year term from the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(3)

Represents full grant date fair value of the awards granted to the NEOs under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 10 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)

The net proceeds received from the sale of the Jamul Note were distributed to shareholders during the summer of 2016.  In connection with the special dividend, the Compensation Committee made appropriate and equitable adjustments to the Company’s outstanding stock options in July 2016 by reducing the exercise prices of outstanding options by $1.71 per share, in accordance with the terms of the 2015 Plan, the underlying stock option agreements, and applicable tax law.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding as of December 31, 2016 for each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Blake L. Sartini	—	440,000	(2)	7.34	08/26/2025	—		—
	—	264,000	(2)	12.51	08/25/2026	—		—
Stephen A. Arcana	—	220,000	(2)	7.34	08/26/2025	—		—
	—	140,000	(2)	12.51	08/25/2026	—		—
Charles H. Protell	—	250,000	(2)	12.57	11/27/2026	141,296	(4)	$1,711,095	(5)
Blake L. Sartini, II	—	110,000	(2)	7.34	08/26/2025	—		—
	—	70,000	(2)	12.51	08/25/2026	—		—
Sean T. Higgins	—	150,000	(2)	8.86	03/27/2026	—		—
Matthew W. Flandermeyer(3)	—	119,166	(2)	7.34	11/01/2018	—		—

(1)

The net proceeds received from the sale of the Jamul Note were distributed to shareholders during the summer of 2016. In connection with the special dividend, the Compensation Committee made appropriate and equitable adjustments to the Company’s outstanding stock options in July 2016 by reducing the exercise prices of outstanding options by $1.71 per share, in accordance with the terms of the 2015 Plan, the underlying stock option agreements, and applicable tax law.

(2)

Provided that the executive continues to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the grant date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. The options have a ten-year term from the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(3)	Mr. Flandermeyer resigned from his position as Executive Vice President, Chief Financial Officer and Secretary effective as of November 28, 2016.

(4)

Provided that the executive continues to render services to the Company through the applicable vesting date, 50% of the restricted stock units will vest on May 28, 2017 and the remaining restricted stock units will vest November 28, 2017. For information about the accelerated vesting provisions that apply to these awards under the employment agreement with Mr. Protell, please see “Executive Employment Agreements” below.

(5)	The market value per share was determined using the closing price per share of our common stock on December 30, 2016 ($12.11), which was the last trading day of 2016.

Option Exercises and Stock Vested

None of the NEOs exercised options or had stock awards vest in 2016.

Pension Benefits

None of the NEOs were eligible to participate in a qualified or non-qualified defined benefit pension plan during 2016.

Non-Qualified Deferred Compensation

None of the NEOs were eligible to participate in a non-qualified deferred compensation plan during 2016.

Executive Employment Agreements

Employment Agreements

Golden entered into at-will employment agreements with each of Messrs. Sartini and Arcana on October 1, 2015, and the parties made certain technical amendments to the agreements on February 9, 2016.  Golden also entered into an at-will employment agreement with Mr. Higgins on October 11, 2016, and an at-will employment agreement with Mr. Protell on November 15, 2016.  Golden entered into an at-will employment agreement with Mr. Sartini II on October 1, 2015, which was amended and restated on March 10, 2017.  Under each employment agreement, in addition to the executive’s annual base salary, the executive is entitled to participate in Golden’s incentive compensation programs applicable to the executive officers. The executive officers are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements. Each executive officer is also provided with other benefits as set forth in his employment agreement. In the event of a termination without “cause” or a “constructive termination” (each, a “Qualifying Termination”), each employment agreement provides for the payment of severance to the executive in connection with his termination of employment, as well as continued health benefits, as described below, and acceleration of vesting of the executive’s stock awards. In the event of an executive’s termination of employment by reason of his death or disability, all of his stock awards will vest. The employment agreements also contain customary confidentiality, non-solicitation and non-compete provisions.

Under Mr. Sartini’s employment agreement, Mr. Sartini serves as our President and Chief Executive Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Board of Directors. Mr. Sartini’s employment agreement provides for an initial annual base salary of $1,000,000, and Mr. Sartini’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 100% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier (defined below) multiplied by 200% of his annual base salary, as in effect immediately prior to the date of termination, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to (a) the number of months by which the product of the Severance Multiplier multiplied by 12 exceeds 18, multiplied by (b) his monthly health insurance premium at the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).

Under Mr. Arcana’s employment agreement, Mr. Arcana serves as our Executive Vice President and Chief Operating Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Arcana’s employment agreement provides for an initial annual base salary of $510,000. On March 10, 2017, we entered into a second amendment to Mr. Arcana’s employment agreement, which provides for, among other things, (i) an increase to Mr. Arcana’s annual incentive target bonus from 65% to 80% of his annual base salary and (ii) an increase to Mr. Arcana’s cash severance payment payable in the event of a Qualifying Termination from a lump-sum payment in an amount equal to 165% of his annual base salary (as in effect immediately prior to the date of termination) multiplied by two, to a lump-sum payment in an amount equal to 180% of his annual base salary (as in effect immediately prior to the date of termination) multiplied by two.  In the event of a Qualifying Termination, Mr. Arcana will also be entitled to receive continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Higgins’s employment agreement, Mr. Higgins serves as our Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Higgins’ employment agreement provides for an initial annual base salary of $450,000, and Mr. Higgins’s target bonus for purposes of our annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Higgins will be entitled to receive a lump-sum payment equal to 165% of his annual base salary (as in effect immediately preceding his termination of employment) multiplied by two, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Protell’s employment agreement, Mr. Protell serves as our Executive Vice President, Chief Strategy Officer and Chief Financial Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Protell’s employment agreement provides for an initial annual base salary of $500,000. On March 10, 2017, we entered into an amendment to Mr. Protell’s employment agreement, which provides for, among other things, (a) an increase to Mr. Protell’s annual incentive target bonus from 65% to 80% of his annual base salary and (b) an increase to Mr. Protell’s cash severance payment payable in the event of a Qualifying Termination from an amount equal to 165% of his annual base salary (as in effect immediately prior to the date of termination) multiplied by two, to an amount equal to 180% of his annual base salary (as in effect immediately prior to the date of termination) multiplied by two.  In the event of a Qualifying Termination, Mr. Protell will also be entitled to receive continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.  Upon commencement of his employment, Mr. Protell received an award of 141,296 restricted stock units and options to purchase 250,000 shares of the Company’s common stock under the 2015 Plan.  The options have a ten-year term and an exercise price equal to $12.57 per share.  Provided that Mr. Protell continues to render services to the Company through the applicable vesting date: (1) 50% of the restricted stock units will vest on May 28, 2017 and the remaining restricted stock units will vest November 28, 2017 and (2) the options will vest as to 25% of the shares on November 28, 2017 and vest as to the remaining shares in 36 equal monthly installments thereafter.  In addition, Mr. Protell received a sign-on bonus of $300,000 (in lieu of any incentive compensation for 2016) and will be eligible to receive an additional sign-on bonus of $400,000 in November 2017 (which will reduce the amount of any incentive compensation for 2017), subject to his continued employment by us at such time.  Mr. Protell’s employment agreement also provided for the reimbursement of up to $30,000 in relocation expenses.

Under Mr. Sartini II’s amended and restated employment agreement, Mr. Sartini II serves as our Senior Vice President of Distributed Gaming, with such duties and responsibilities as are commensurate with the position, and reports directly to our Executive Vice President and Chief Operating Officer, except in the event of such officer’s incapacity or unavailability, in which case Mr. Sartini II shall report directly to our Chief Executive Officer. Mr. Sartini II’s amended and restated employment agreement provides for, among other things (a) an increase to Mr. Sartini II’s annual base salary rate from $275,000 to $375,000, (b) an increase to Mr. Sartini II’s annual incentive target bonus from 35% to 50% of his annual base salary and (c) an increase to Mr. Sartini II’s cash severance payment payable in the event of a Qualifying Termination from an amount equal to 135% of his annual base salary (as in effect immediately prior to the date of termination) multiplied by 1.25, to an amount equal to 150% of his annual base salary (as in effect immediately prior to the date of termination)

multiplied by 1.25.  In the event of a Qualifying Termination, Mr. Sartini II will also be entitled to receive continued health benefits at our expense for a period of 15 months.

The employment agreements generally define “cause” to include: (1) the executive’s commission of a felony, (2) the executive’s theft or embezzlement of property of Golden or the commission of any similar act involving moral turpitude, (3) the failure of the executive to substantially perform his material duties and responsibilities, which failure (if curable) is not cured within 30 days after the executive’s receipt of written notice from our Board of Directors, (4) the executive’s material violation of a significant company policy, which violation (if curable) is not cured within 30 days after the executive’s receipt of written notice from us and which violation has a material adverse effect on Golden or its subsidiaries or affiliates, (5) the failure of the executive to qualify (or thereafter the disqualification of the executive) under any regulatory or licensing requirement of any jurisdiction or regulatory authority to which the executive may be subject by reason of his position with Golden (unless waived by our Board of Directors or the Compensation Committee in its sole discretion or, in the case of Mr. Sartini’s employment agreement only, unless the failure to qualify is in a jurisdiction that Golden has entered into without Mr. Sartini’s prior consent) or (6) the revocation of a Company gaming license, as a result of any act or omission by the executive, which revocation has an adverse effect on Golden or its subsidiaries or affiliates. The employment agreements generally define “constructive termination” as the occurrence of any of the following events or circumstances: (1) a material adverse change in the executive’s responsibilities, authority, status, position, offices, titles, duties or reporting requirements (including directorships), (2) a reduction in the executive’s base salary or a material adverse change in the executive’s annual compensation or benefits, (3) a requirement to relocate in excess of 50 miles from the executive’s then-current place of employment without the executive’s consent or (4) the breach by Golden of any material provision of the employment agreement or failure to fulfill any other contractual duties owed to the executive.

Separation Agreement with Matthew Flandermeyer

On November 11, 2016, Mr. Flandermeyer resigned, effective as of November 28, 2016, from his position as our Executive Vice President, Chief Financial Officer and Secretary.  In connection with his resignation, we entered into a separation and general release agreement with Mr. Flandermeyer dated November 11, 2016, relating to his separation of employment.  Pursuant to the terms of this agreement, in exchange for a general release of claims against us, Mr. Flandermeyer received a severance payment of $450,000, plus continued health benefits at our expense for a period of up to 18 months, and we agreed to accelerate the vesting of 55,000 of Mr. Flandermeyer’s outstanding unvested stock options.  In addition, under this agreement, commencing December 1, 2016, Mr. Flandermeyer agreed to provide consulting services as an independent contractor to us for up to six months in exchange for a monthly payment of $20,000, to facilitate the orderly transition of his responsibilities.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. A portion of compensation provided to our NEOs was in the form of long-term equity incentives that help further align executives’ interests with increasing shareholder value. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the equity awards fluctuate dollar for dollar with our stock price and do not represent significant downward/upward risk and reward.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Lipparelli, Miodunski and Sell. There were no relationships among members of the Compensation Committee, members of our Board of Directors or executive officers of Golden who served during the year ended December 31, 2016 that require disclosure under Item 407(e) of Regulation S-K promulgated under the Exchange Act.

Payments Upon Termination or Change-In-Control

The information below describes and quantifies certain compensation that would have been payable to each NEO under the executive employment agreements, plans and arrangements if the NEO's employment had terminated, or a change in control had occurred, on December 31, 2016, given the NEO's compensation and service levels as of such date and, if applicable, based on our closing stock price on December 30, 2016, the last trading day of the year.  These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan).  The terms of their respective separation arrangements with the Company are described above in “Executive Employment Agreements.”  Mr. Flandermeyer is not included in the following table as his employment terminated prior to December 31, 2016.

	Termination by the Company without Cause or by Executive for Good Reason Following a Change in Control	Termination upon Death or Disability	Termination by the Company without Cause or by Executive for Good Reason
Blake L. Sartini
Cash Severance(1)	$6,000,000	$—	$6,000,000
Health Benefits(2)	103,743	—	103,743
Acceleration of Vesting of Equity Awards(3)	2,098,800	2,098,800	2,098,800
Total	$8,202,543	$2,098,800	$8,202,543
Stephen A. Arcana
Cash Severance(4)	$1,683,000	$—	$1,683,000
Health Benefits(2)	69,162	—	69,162
Acceleration of Vesting of Equity Awards(3)	1,049,400	1,049,400	1,049,400
Total	$2,801,562	$1,049,400	$2,801,562
Charles H. Protell
Cash Severance(4)	$1,650,000	$—	$1,650,000
Health Benefits(2)	69,162	—	69,162
Acceleration of Vesting of Equity Awards(3)	1,711,095	1,711,095	1,711,095
Total	$3,430,257	$1,711,095	$3,430,257
Blake L. Sartini, II
Cash Severance(4)	$464,063	$—	$464,063
Health Benefits(2)	15,613	—	15,613
Acceleration of Vesting of Equity Awards(3)	524,700	524,700	524,700
Total	$1,004,376	$524,700	$1,004,376
Sean T. Higgins
Cash Severance(4)	$1,485,000	$—	$1,485,000
Health Benefits(2)	69,162	—	69,162
Acceleration of Vesting of Equity Awards(3)	487,500	487,500	487,500
Total	$2,041,662	$487,500	$2,041,662

(1)

In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier multiplied by 200% of his annual base salary, as in effect immediately prior to the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).

(2)

For Mr. Sartini, represents the value of continued health benefits at our expense for a period of 18 months following termination, plus a lump-sum cash payment equal to (a) his monthly health insurance premium at the date of termination, multiplied by (b) the amount by which the Severance Multiplier multiplied by 12 exceeds 18. For each of Messrs. Arcana, Protell and Higgins, represents the value of continued health benefits at our expense for a period of 18 months following termination, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination. For Mr. Sartini II, represents the value of continued health benefits at our expense for a period of 15 months following termination.

(3)

All of an executive’s stock awards will accelerate in the event of his Qualifying Termination or his termination by reason of death or disability. For Messrs. Sartini, Arcana, Sartini II, and Higgins, represents the value of the acceleration of the outstanding stock options held by each executive, calculated by multiplying the number of stock options that would have vested by the amount by which the closing price of the Company's common stock on December 30, 2016 ($12.11) exceeded the exercise price per share of such options (ranging from $7.34 to $12.51). For Mr. Protell, represents the value of the acceleration of his outstanding restricted stock units based on the closing price of the Company’s common stock on December 30, 2016 ($12.11).  Although Mr. Protell’s outstanding stock options would have accelerated, the exercise price of Mr. Protell’s outstanding stock options ($12.57) exceeded the closing price of the Company’s common stock on December 30, 2016 ($12.11) so no value has been ascribed to that acceleration.

(4)

In the event of a Qualifying Termination, each of Messrs. Arcana and Protell will be entitled to receive a lump-sum payment equal to two times 165% of his annual base salary (180% of his annual base salary commencing in 2017). In the event of a Qualifying Termination, Mr. Higgins will be entitled to receive a lump-sum payment equal to two times 165% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini II will be entitled to receive a lump-sum payment equal to 1.25 times 135% of his annual base salary (150% of his annual base salary commencing in 2017).

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal Two)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company's shareholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to Company performance and shareholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our shareholders. Our Compensation Committee and our Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how the Company's executive compensation policies and procedures operate and are intended to operate in the future.

We are asking our shareholders to indicate their support for the advisory approval of the Company's executive compensation as described in this Proxy Statement. Accordingly, we ask that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the Company's executive compensation as disclosed in the Company's Proxy Statement for the Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote is non-binding, our Board of Directors values the opinions that shareholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

Shareholder approval, on an advisory basis, of this Proposal Two requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the advisory approval of the Company's executive compensation as disclosed in this Proxy Statement.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Three)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy Bowler Taylor & Kern, Certified Public Accountants, referred to herein as PBTK, as our independent registered public accounting firm for the year ending December 31, 2017. Shareholders are not required to ratify the appointment of PBTK as Golden’s independent registered public accounting firm. However, our Board of Directors is submitting the appointment of PBTK for shareholder ratification at the Annual Meeting as a matter of good corporate practice. Representatives of PBTK are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider PBTK’s appointment, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if they determine that such a change would be in our best interests and the best interests of our shareholders.

Shareholder approval of this Proposal Three requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table summarizes the aggregate fees for professional audit and other services rendered by PBTK during the years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees(1)	$687,763	$462,217
Audit-Related Fees(2)	3,968	52,183
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$691,731	$514,400

(1)

Audit fees consist of fees billed for quarterly reviews and the annual audit of our consolidated financial statements, including annual audit and attestation services required by the State of Maryland. This amount also includes the issuance of consents and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees billed for internal control compliance, statutory audit matters and other agreed upon procedures.

The Audit Committee has reviewed the fees billed by PBTK during the year ended December 31, 2016 and, after consideration, has determined that the receipt of these fees by PBTK is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with PBTK and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC, including those designed to implement the Sarbanes-Oxley Act of 2002, as well as by the Public Company Accounting Oversight Board.

Pre-Approval of Audit and Non-Audit Services

As provided in the charter of the Audit Committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee has delegated pre-approval authority for certain matters to the Chair of the Audit Committee, but any decision by the Chair on pre-approval must be reported to the full Audit Committee at its next regularly scheduled meeting. During the years ended December 31, 2016 and 2015, all services were pre-approved in accordance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined by the NASDAQ Stock Market listing standards, and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. In connection with these responsibilities, the Audit Committee has reviewed the audited consolidated financial statements of Golden Entertainment, Inc. for the year ended December 31, 2016 and discussed them with management and Piercy Bowler Taylor & Kern, Certified Public Accountants, Golden’s independent registered public accounting firm. Specifically, the Audit Committee has discussed with Piercy Bowler Taylor & Kern, Certified Public Accountants, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Piercy Bowler Taylor & Kern, Certified Public Accountants, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Piercy Bowler Taylor & Kern, Certified Public Accountants, its independence from Golden.

The Audit Committee, based on the review and discussions described above, recommended to the Board of Directors that the audited consolidated financial statements of Golden Entertainment, Inc. be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

This report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of Golden Entertainment, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Golden specifically incorporates it by reference into such other filings.

AUDIT COMMITTEE

Mark A. Lipparelli (Chair)
Neil I. Sell
Terrence L. Wright

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Policy

The Audit Committee is responsible for reviewing and approving any related party and affiliated party transactions to be entered into by the Company or any of its subsidiaries, as provided in the Audit Committee Charter adopted by the Board of Directors of Golden on February 9, 2016. Pursuant to the Audit Committee Charter, the Audit Committee also reviews and considers any related party and affiliated party transactions that were subject to binding agreements with the Company or any of its subsidiaries existing at the time the counterparty became a related party or affiliated party of the Company, and reviews and approves any subsequent amendments, renewals or extensions of any such agreements. The rules of The NASDAQ Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In addition, the Audit Committee (on behalf of the Board) must review and approve any contract or other transaction between Golden and one or more directors of Golden, or between Golden and an organization in or of which one or more directors of Golden are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255. Related party and affiliated party transactions include any proposed transaction in which (i) the amount involved exceeds $120,000, (ii) Golden is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)). Terms of director and officer compensation that are disclosed in proxy statements or that are approved by the Compensation Committee and are not required to be disclosed in our proxy statements, and transactions where all holders of Golden common stock receive the same benefit on a pro rata basis, are not subject to review under the policy and procedures.

Procedure

In addition to our Audit Committee (or Board of Directors) complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction. In reviewing and considering or approving or disapproving related party transactions and affiliated party transactions, the Audit Committee reviews the material facts of the specified transactions, taking into account, among other factors that it deems appropriate, the relationships of the related parties to Golden, the extent of the related person’s interest in the transaction, and whether the transaction is in the best interests of Golden.

Related Party Transactions

As of April 15, 2017, we leased our office headquarters building and one tavern location from a company 33% beneficially owned by Blake L. Sartini, 5% owned by a trust for the benefit of Mr. Sartini’s immediate family members (including Blake L. Sartini, II) for which Mr. Sartini serves as trustee, and 3% beneficially owned by Stephen A. Arcana, and leased three tavern locations from companies controlled by Mr. Sartini through a trust for the benefit of Mr. Sartini’s immediate family members (including Blake L. Sartini, II) for which Mr. Sartini serves as trustee. In addition, three locations that we had previously leased from related parties were divested by those related parties during 2016. The lease for our office headquarters building expires on July 31, 2025, and the leases for the tavern locations have remaining terms of up to 15 years. Rent expense during the years ended December 31, 2016 and 2015 was $1.1 million and $0.5 million, respectively, for the office headquarters building and $1.3 million and $0.6 million, respectively, in the aggregate for such tavern locations. Additionally, a portion of the office headquarters building is sublet to a company owned or controlled by Mr. Sartini. Rental income during each of the years ended December 31, 2016 and 2015 for the sublet portion of the office headquarters building was less than $0.1 million. Less than $0.1 million was owed to us, and no amounts were due and payable by us, as of December 31, 2016 under the leases of such tavern locations and the lease of the office headquarters building. Less than $0.1 million was owed to us under the sublease of the office headquarters building as of December 31, 2016. Mr. Sartini serves as our Chairman of the Board, President and

Chief Executive Officer and is co-trustee of the Sartini Trust, which is a significant shareholder of Golden. Mr. Arcana serves as our Executive Vice President and Chief Operating Officer.  All of these related party lease agreements were in place prior to the consummation of the Merger, other than two lease agreements entered into in 2016.

From time to time, our executive officers and employees use for Golden business a private aircraft owned by Sartini Enterprises, Inc., a company controlled by Mr. Sartini. In April 2016, the Audit Committee of the Board of Directors approved our entering into an aircraft timesharing agreement between Golden and Sartini Enterprises, Inc. pursuant to which we will reimburse Sartini Enterprises, Inc. for direct costs and expenses incurred for travel on the private aircraft by our employees while on Golden business. The aircraft timesharing agreement specifies the maximum expense reimbursement that Sartini Enterprises, Inc. can charge us under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. Such costs include fuel, landing fees, hangar and tie-down costs away from the aircraft’s operating base, flight planning and weather contract services, crew costs and other related expenses. Our compliance or finance department regularly reviews these reimbursements. During the year ended December 31, 2016, we paid approximately $0.1 million, and as of December 31, 2016 we owed less than $0.1 million, under the aircraft timesharing agreement.

Three of the distributed gaming locations at which our gaming devices are located are owned in part by the spouse of Matthew W. Flandermeyer, our former Executive Vice President and Chief Financial Officer. On November 11, 2016, Mr. Flandermeyer resigned, effective as of November 28, 2016, from his position with Golden. Net revenues and gaming expenses recorded by us from the use of our gaming devices at these three locations were $1.4 million and $1.2 million, respectively, during the year ended December 31, 2016, in each case excluding net revenues and gaming expenses incurred during the period after the termination of Mr. Flandermeyer’s employment with Golden (as during such period the agreement was not with a related party). Net revenues and gaming expenses recorded by us from the use of our gaming devices at these three locations were $0.5 million and $0.5 million, respectively, during the year ended December 31, 2015. The gaming expenses recorded by us represent amounts retained by the counterparty (with respect to the two locations that are subject to participation agreements) or paid to the counterparty (with respect to the location that is subject to a revenue share agreement) from the operation of the gaming devices. All of the agreements were in place prior to the consummation of the Merger.

One of the distributed gaming locations at which our gaming devices are located is owned in part by Sean T. Higgins, who serves as our Chief Legal Officer and Executive Vice President of Development, Compliance and Government Affairs. This agreement was in place prior to Mr. Higgins joining Golden on March 28, 2016. Net revenues and gaming expenses recorded by us from the use of our gaming devices at this location were $0.9 million and $0.8 million, respectively, during the year ended December 31, 2016, in each case excluding net revenues and gaming expenses incurred during the period prior to the commencement of Mr. Higgins’ employment with Golden (as during such period the agreement was not with a related party). Less than $0.1 million was owed to us and no amounts were due and payable by us related to this agreement as of December 31, 2016.

Additionally, one distributed gaming location at which our gaming devices are located was owned in part by Terrence L. Wright, who serves on the Board of Directors of Golden, who divested his interest in such distributed gaming location in March 2016. Net revenues and gaming expenses recorded by us from the use of our gaming devices at this location during the period in which the agreement was with a related party were $0.1 million during the year ended December 31, 2016. This agreement was in place prior to the consummation of the Merger.

PROPOSALS OF SHAREHOLDERS

Shareholder Proposals for Inclusion in Golden’s 2018 Proxy Statement. Shareholders of Golden may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible to include a shareholder proposal in our proxy statement for the 2018 annual meeting of shareholders, proposals must satisfy the conditions established by the SEC for shareholder proposals to be included in a proxy statement and must be received by Golden on or before December 29, 2017 (being the 120th day prior to the anniversary of the mailing date of the proxy statement for our Annual Meeting), unless the date of the 2018 annual meeting of shareholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline will be as set forth in Rule 14a-8. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Shareholder Proposals for Presentation at Golden’s 2018 Annual Meeting. If a shareholder wishes to present a proposal at our 2018 annual meeting of shareholders without including the proposal in our proxy statement relating to that meeting, our Fifth Amended and Restated Bylaws provide that the shareholder must (1) be a beneficial owner both at the time of the proposal and at the time of the meeting, (2) provide timely notice of the proposal in writing and (3) otherwise comply with all applicable requirements of our Fifth Amended and Restated Bylaws and of the Exchange Act. To be timely, such shareholder’s notice must be received by Golden no later than March 15, 2018 (being the 90th day prior to the anniversary of our Annual Meeting). However, if the date of the 2018 annual meeting is advanced or delayed by more than 30 days from the anniversary of the Annual Meeting, notice by the shareholder must be received no later than the later of (1) the 90th day prior to the 2018 annual meeting or (2) the 10th day following the day on which public disclosure of the date of the 2018 annual meeting was first made. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118. To be eligible for consideration at the 2018 annual meeting of shareholders, a proposal must comply with the timely notice, content and other requirements specified in our Bylaws. Also, if the shareholder fails to give timely and proper notice, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

OTHER MATTERS

Delivery of Proxy Materials to Households

SEC rules allow companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.

Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of internet availability of proxy materials for shareholders sharing the same address, please contact your broker, bank or other intermediary.

You may also obtain a separate annual report, proxy statement or any notice of internet availability of proxy materials without charge by sending a written request to Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Investor Relations, or by calling us at (702) 893-7777. We will promptly send additional copies of the annual report or proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Shareholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to shareholders with shares registered directly in their name.

Solicitation

We will bear the cost of this solicitation of proxies, including the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter. We will not pay any additional compensation to officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Other Business

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

GOLDEN ENTERTAINMENT, INC.

Blake L. Sartini Chairman of the Board, President, and Chief Executive Officer

April 28, 2017

GOLDEN ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 6595 S. JONES BLVD. LAS VEGAS, NV 89118 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK  BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28334-P93234 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND  RETURN THIS PORTION ONLY GOLDEN ENTERTAINMENT, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of Directors Nominees: 01)   Blake L. Sartini 02)   Lyle A. Berman 03)   Timothy  J. Cope 04)   Mark A. Lipparelli 05)   Robert L. Miodunski 06)   Neil I. Sell 07)   Terrence L. Wright ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3. For  Against  Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement; and ! ! ! 3. To ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants,  as our independent registered public accounting firm for the ! ! ! year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and print title. Signature [PLEASE SIGN WITHIN  BOX] Date Signature (Joint Owners) Date v.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy materials for the Annual Meeting of Shareholders, including the proxy statement and 2016 annual report to shareholders, are available on the Internet at http://materials.proxyvote.com/381013. E28335-P93234 GOLDEN ENTERTAINMENT, INC. Annual Meeting of Shareholders June 13, 2017 2:00 PM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of annual meeting of shareholders and the accompanying proxy statement, and appoint(s) Blake L. Sartini and Charles H. Protell, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated  on the reverse side of this ballot, all of the shares of common stock of GOLDEN ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM PDT on June 13, 2017, at Sierra Gold located at 6515 S. Jones Blvd., Las Vegas, NV 89118, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business is properly presented at the Annual Meeting of Shareholders, or any adjournment or postponement thereof, this proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment. Continued and to be signed on reverse side